Exhibit (q)(1)(i)

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

POWER OF ATTORNEY

Effective July 1, 2016, we, the undersigned, hereby constitute John M. Loder, Russell Kane, Rosa Licea-Mailloux and Michael Kardok, each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacity indicated below, any and all registration statements and any and all amendments thereto to be filed with the Securities and Exchange Commission for the purpose of registering from time to time investment companies of which we are now or hereafter a Director or Trustee and to register the shares of such companies and generally to do all such things in our names and on our behalf to enable such registered investment companies to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys and any and all registration statements and amendments thereto.

Witness our hands on the 16th day of July, 2016.

/s/ Kenneth A. Drucker	/s/ Peter J. Smail
Kenneth A. Drucker	Peter J. Smail

/s/ Edmond J. English	/s/ Cynthia L. Walker
Edmond J. English	Cynthia L. Walker

/s/ Richard A. Goglia	/s/ James P. Palermo
Richard A. Goglia	James P. Palermo

/s/ Wendell J. Knox	/s/ Kevin P. Charleston
Wendell J. Knox	Kevin P. Charleston

/s/ Martin T. Meehan	/s/ David L. Giunta
Martin T. Meehan	David L. Giunta

/s/ Sandra O. Moose	/s/ John T. Hailer
Sandra O. Moose	John T. Hailer

/s/ Erik R. Sirri
Erik R. Sirri